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                                                                EXHIBIT (1b)(c)


                NOTICE TO SHAREHOLDERS OF CAMPBELL RESOURCES INC.

                               CHANGE OF AUDITORS

TO :              ALL CANADIAN SECURITIES ADMINISTRATORS

AND TO : KPMG LLP

AND TO : DELOITTE & TOUCHE LLP

1. At the Annual and Special Meeting of Shareholders scheduled to be held on June 13, 2001, it is proposed that Deloitte & Touche LLP ("Deloitte") be appointed auditors of Campbell Resources Inc. ("Campbell"), and KPMG LLP ("KPMG") resign as auditors of Campbell. KPMG were first appointed as auditors of Campbell on June 8, 1983.

2. This change of auditors is being proposed in connection with the merger, by way of Plan of Arrangement, of Campbell with MSV Resources Inc. ("MSV") and GeoNova Explorations Inc. ("GeoNova"). Deloitte is the auditor of MSV, its associate Corporation Copper Rand and GeoNova and the change is being proposed to provide efficiency in the audit function of the group of companies to which Campbell will belong following the Merger.

3. There have been no reportable events between that Campbell and KPMG, nor any adverse or qualified opinions or denials of opinions contained in any auditor's reports on any interim or annual financial statements given to Campbell by KPMG during the two most recently completed fiscal years or any subsequent interim period.

4. The change of auditors is being proposed with the approval of the Audit Committee and the Board of Directors of Campbell.

DATED at Toronto, Ontario, this 2nd day of May, 2001.

                                                   CAMPBELL RESOURCES INC.

                                                   /s/ Lorna D. MacGillivray

                                                       Lorna D. MacGillivray
                                                       Vice President, Secretary
                                                       and General Counsel